UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549
                          FORM 8-K
                       CURRENT REPORT





PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934



Date of Report (Date of earliest event reported):November 3, 1994


                     Seaboard Corporation
   (Exact name of registrant as specified in its charter)


Delaware                   1-3390                    04-2260388

(Name or other     (Commission file number)  (I.R.S. Employer
jurisdiction of                               Identification No.)
incorporation)



200 Boylston Street, Newton, Massachusetts            02167
(Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code:(913) 676-8800


_________________________________________________________________
(Former name or former address, if changed since last report)











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                           FORM 8-K

                      SEABOARD CORPORATION




Item 5.  Other Events.

The Delaware Chancery Court has approved the settlement of a stockholders' derivative action brought in April 1990 against the Company and certain subsidiaries, its parent Seaboard Flour Corporation (SFC) and the directors of the Company at that time. A Summary of Proposed Settlement was mailed by the Company to its stockholders on or about August 31, 1994. The Settlement was approved on substantially the terms set forth in the Summary. Under the settlement, the Company will receive $10,800,000 from SFC and the directors. Delaware Chancery Court has also approved payment from the settlement proceeds of plaintiff's legal fees in the amount of $2,000,000. The net proceeds will be recorded as an increase to Additional Capital.














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                            FORM 8-K

                      SEABOARD CORPORATION





                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                             DATE:  November 9, 1994


                             Seaboard Corporation


                             by:   /s/ Rick J. Hoffman
                             Rick J. Hoffman, Vice President




                             by: /s/ Jesse H. Bechtold
                             Jesse H. Bechtold, Chief Accounting
                             Officer
























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